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                                                                   EXHIBIT 10.10

                                      1998
                HUNTSMAN PACKAGING CORPORATION STOCK OPTION PLAN


        Huntsman Packaging Corporation, a Utah corporation (the "Company"), has adopted the Huntsman Packaging Corporation Stock Option Plan ("Plan").

        1. Purpose. The purpose of the Plan is to enable the Company and its subsidiaries to attract, retain, and reward key managerial employees ("Key Employees") by offering them an opportunity to have a greater proprietary interest in, and to more closely identify with, the Company and its subsidiaries, and with their financial success. An option granted under the Plan to purchase shares of the Company's nonvoting Class C Common Stock ("Option Stock") shall be a nonqualified stock option ("Option"). Proceeds received by the Company from the sale of Option Stock pursuant to Options shall be used for general corporate purposes.

        2. Administration. The Plan shall be administered by the Executive Committee of the Board of Directors ("Board") of the Company or any other committee of the Board designated by the Board for such purpose (the "Committee"). The Committee shall be composed of not fewer than two members of the Board who shall be appointed from time to time by the Board. Subject to the express provisions of the Plan, and the provisions of the Company's Stockholders' Agreement dated as of January 1, 1998, as from time to time amended (the "Stockholders' Agreement"), the Committee may interpret the Plan, prescribe, amend and rescind rules and regulations relating to it, determine Option grants and the terms and provisions of Participants' Option Agreements (which need not be identical), and make such other determinations as it deems necessary or advisable for the administration of the Plan. The Committee may delegate decisions with respect to Options to such elected officer or officers of the Company as the Committee determines. The decisions of the Committee and its delegate(s) under the Plan shall be conclusive and binding. No member of the Board, the Committee or any of its delegate(s) shall be liable for any action taken or determination made in good faith.

        3. Eligibility. The Committee shall determine, within the limits of the express provisions of the Plan, those Key Employees to whom, and the time or times at which, Options shall be granted. Each Key Employee who has been selected by the Committee to receive Options shall become a "Participant" in the Plan. The Committee also shall determine the number of shares of Option Stock to be subject to each such Option, the duration of each Option, the exercise price under each Option, the time or times within which (during the term of the Option) all or portions of each Option may be exercised, whether cash, Option Stock or Options may be accepted in full or partial payment upon exercise of an Option, and any other terms and conditions of such Options. In making such determinations, the Committee may take into account the nature of the services rendered by the Key Employee, his present and potential contributions to the success of the Company and its subsidiaries, and such other factors as the Committee, in its discretion, shall deem relevant.

        4. Option Stock. No more than 41,956 shares of Option Stock may be subject to Options under the Plan, which is equal to two and one-half percent (2 1/2%) of all the outstanding shares of all classes of common stock of the Company ("Common Stock") on the effective date of the Plan (counting, for this purposes, all such shares of Option Stock as outstanding). The total number of shares of Option Stock authorized under this Section 4 will be adjusted in accordance with the provisions of Section 11 hereof. Such shares may be either authorized but







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unissued shares or reacquired shares. In the event that any Option granted under the Plan expires unexercised, or is terminated, surrendered or canceled without being exercised, in whole or in part, for any reason, then the number of shares of Option Stock theretofore subject to such Option, or the unexercised, terminated, surrendered, forfeited, canceled or reacquired portion thereof, shall be added to the remaining number of shares of Option Stock that may be made subject to Options under the Plan. Such Options shall include Option awards to former holders of such Options, upon such terms and conditions as the Committee shall determine, which terms may be more or less favorable than those applicable to such former holders of Options.

        5. Options. The following provisions shall apply to each Option granted under the Plan:

                (a) Option Agreement. Each Option shall be evidenced by a written agreement (the "Option Agreement") specifying the Option exercise price, the terms for payment of the exercise price, the duration of the Option, and the number of shares of Option Stock to which the Option pertains. An Option Agreement also may contain an installment exercise schedule, a noncompetition agreement, a confidentiality provision, provisions for forfeiture in the event of termination of the Participant's employment with the Company or any of its subsidiaries, and such other restrictions, conditions and terms, as the Committee shall determine. Option Agreements need not be identical.

                (b) Exercise Price. The per share exercise price of each Option shall be specified in the applicable Option Agreement.

                (c) Maximum Term. Subject to earlier termination as provided in
        Section 6, each such Option shall expire on January 1, 2008.

                (d) Nonstatutory Options. No Option granted under the Plan shall be an Incentive Stock Option as defined in Section 422 of the Internal Revenue Code of 1986, as amended ("Code").

                (e) Acceleration of Vesting. The Committee, in its discretion, shall have the power to accelerate the dates for exercise of any or all Options, or any part thereof.

        6. Vesting of Option Rights. The right to exercise the Option shall vest according to the terms of the applicable Option Agreement. The term "Vested Option Rights" shall mean a Participant's rights to exercise the Option that have vested pursuant to this Section 6, and "Owned Shares" shall mean shares of Option Stock owned by the Participant as a result of his exercise of the Option.

        Unless otherwise approved by the Committee, a Participant's Vested Option Rights shall terminate and expire 90 days from the date the Participant's employment terminates for any reason, including death.

        The Option, including, without limitation, Vested Option Rights, shall terminate if the Participant's employment is terminated for "Cause." "Cause" means: (i) repeated failures by the Participant to substantially perform his duties; (ii) Participant's conviction of, or plea nolo contendere to, a felony; or (iii) fraud, misappropriation or embezzlement involving property of





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the Company or other intentional wrongful acts that materially impair the goodwill or business of the Company or that cause material damage to its property, business or goodwill. The Option, including, without limitation, Vested Option Rights, may also terminate for reasons set forth in the applicable Option Agreement.

        7. Method of Exercise of Options. Any Vested Option Rights under the Plan may be exercised by a Participant, by a legatee or legatees of such Vested Option Rights under the Participant's last will, by his executors, personal representatives or distributees, or by his assignee or assignees as provided in
Section 12 below, by delivering to the Secretary of the Company written notice of the number of shares of Option Stock with respect to which the Option is being exercised, accompanied by full payment to the Company of the exercise price of the shares being purchased under the Option, and by satisfying all other conditions provided for in the Plan. Except as otherwise provided in any Option Agreement, the exercise price of Option Stock upon exercise of any Option shall be paid in full in cash. The Company shall issue, in the name of the Participant (or, if applicable, the legatee(s), executor(s), personal representative(s), or distributee(s) of a deceased participant, or the assignee(s) of the Participant as provided in Section 12), stock certificates representing the total number of shares of Option Stock issuable pursuant to the exercise of any Option as soon as reasonably practicable after such exercise, which then shall become Owned Shares.

        8. Terms and Conditions of Options.

                (a) Each Participant, and each other person described in Section 12, shall agree to such restrictions and conditions and other terms in connection with the exercise of an Option, including restrictions and conditions on the disposition of the Option Stock acquired upon the exercise thereof, as the Committee may deem appropriate and as are set forth in the Plan, the applicable Option Agreement, or in the Stockholders' Agreement. The certificates delivered to a Participant, or any other person described in Section 12, evidencing the shares of Option Stock acquired upon exercise of an Option shall bear a legend referring to the restrictions and conditions and other terms contained in the Plan, the applicable Option Agreement, or in the Stockholders' Agreement, and the Company may place a stop transfer order with its transfer agent against the transfer of such shares.

                (b) The obligation of the Company to sell and deliver Option Stock under the Plan shall be subject to the terms of the Stockholders' Agreement and all applicable laws, regulations, rules and approvals, including, but not by way of limitation, the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), if deemed necessary or appropriate by the Committee, with respect to the Option Stock or Options reserved for issuance or that may be offered under the Plan. Neither a Participant, nor any other person described in Section 12, shall have any rights as a stockholder with respect to any shares of Option Stock covered by an Option granted to, or exercised by, him until the date of delivery of a stock certificate to him for such shares. No adjustment, other than pursuant to subsection 11 hereof, shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is delivered.

                (c) The following shall be conditions to the Company's obligation to issue or transfer shares to Participant after the exercise of the Option: (i) Participant has paid in





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        full for the shares with respect to which the Option was exercised and
        (ii) Participant has executed the Stockholders' Agreement.

        9. Company's Repurchase of Owned Shares.

                (a) At any time following five years from the grant of the Options, or at such earlier time as may be specified in the applicable Option Agreement, the Participant shall have the right (the "Put Option"), exercisable by written notice to Company, to put any or all Owned Shares to the Company for repurchase. Each time that the Participant exercises the Put Option, the Redemption Value of the Participant's Owned Shares with respect to which the Put Option is exercised shall be converted to a Distribution Account on or before the Settlement Date (as hereafter defined), and shall be distributed according to the provisions of Section 10.

                (b) Upon the termination of Participant's employment for any reason, the Company shall have the option (the "Company Option"), exercisable by written notice to Participant within 180 days after such termination of employment, to purchase any or all Owned Shares and any or all Vested Option Rights not otherwise terminated pursuant to Section
        6. Each time that the Company exercises the Company Option, the Redemption Value of the Participant's Owned Shares and Vested Option Rights (less the applicable exercise price for Vested Option Rights) with respect to which the Company Option is exercised shall be converted to a Distribution Account on or before the Settlement Date, and shall be distributed according to the provisions of Section 10.

                (c) "Redemption Value" shall mean, as it relates to Option
        Stock: (i) when there is a "Public Market for the Common Stock" (as hereinafter defined), the average of the high and low reported sales prices per share of the Company's Common Stock for each of the twenty trading days immediately prior to the date the Participant exercises his Put Option or the Company exercises its Company Option; or (ii) when there is not a Public Market for the Common Stock, a per share price of such Common stock based on the "Market Value of Equity" of the Company (as defined below) determined on the last day of the month in which the Participant exercises his Put Option or the Company exercises its Company Option. A "Public Market for the Shares" shall exist when at least 15% of the shares of Common Stock then outstanding have been sold pursuant to one or more effective registration statements under the Securities Act and shares of Common Stock are included for quotation on the National Association of Securities Dealers, Inc. Automated Quotation System or are listed on a national securities exchange.

                (d) The "Market Value of Equity" of the Company shall mean:
        [(EBITDA x 6.5) minus (Net Debt)], where:

                "EBITDA" equals the Company's earnings from operations before interest expense, taxes, and depreciation and amortization, determined in accordance with generally accepted accounting principles, consistently applied ("GAAP"); and



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                "Net Debt" equals the Company's total interest bearing
                indebtedness minus balance sheet "Cash" and Cash Equivalents, determined in accordance with GAAP.

                (e) The "Settlement Date" shall be a date within 30 days after the last day of the month in which the Participant exercises his Put Option or the Company exercises its Company Option. On the Settlement Date, Employee shall deliver to the Company any Owned Shares being purchased by the Company pursuant to such exercise free and clear of any liens or encumbrances (other than pursuant to the Stockholders' Agreement), and duly endorsed or with duly executed stock powers.

        10. Distribution Account. The amount in a Participant's Distribution Account shall be distributed to the Participant in cash, (i) in five equal annual installment payments if the Settlement Date occurs before there is a Public Market for the Common Stock and (ii) on the Settlement Date if the Settlement Date occurs after there is a Public Market for the Common Stock; provided, however, to the extent the Company's credit facilities then in place prohibit or restrict distribution at the time(s) set forth above, distribution of a Participant's Distribution Account shall be made over such longer period or at such time as may be required under the terms of the Company's credit facilities then in effect. All amounts in the Distribution Account shall bear interest, as described in paragraph (c) below. Notwithstanding the foregoing, the Company may, in its sole discretion, at any time during the installment period, distribute the remaining amount of a Participant's Distribution Account in one or more lump sum cash payments, plus interest to the date of payment. The Company also may issue a promissory note evidencing its obligation to pay amounts in the Distribution Account.

                (a) Distribution of a Participant's Distribution Account shall commence no later than 60 days after the Settlement Date (the "Distribution Date"). In the event the Company is for any reason unable to purchase all shares available to be purchased on any date, the Company shall distribute to each Participant a ratable portion of the Participant's distribution in proportion to the number of shares beneficially owned by such Participant in relation to the number of shares beneficially owned by all Participants entitled to receive a distribution on such date.

                (b) If a Participant dies before complete distribution of his Distribution Account, the remaining value of the Participant's Distribution Account shall be distributed to the beneficiary designated by the Participant over the same period as distributions were being made to the Participant; except that, the Company may, in its sole discretion, determine to pay the remaining balance of the deceased Participant's Distribution Account (with interest to the date of payment) to the designated beneficiary in one or more lump sum payments at any time. If a Participant has not designated a beneficiary under the Plan, or if no designated beneficiary is living on the date of distribution hereunder, amounts distributable pursuant to this section shall be distributed to the Participant's estate.

                (c) Where distribution of a Participant's Distribution Account is made in installment payments, interest shall be credited to the amount in the Participant's Distribution Account at a floating rate per annum equal to one percent (1%) above the "Prime Rate" published in the Wall Street Journal from time to time during the


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        distribution period. Such interest shall accrue beginning on the
        Settlement Date and shall be credited to the Distribution Account quarterly.

        11. Adjustments. Appropriate adjustment in the maximum number of shares of Option Stock subject to Options under the Plan and the Exercise Price with respect to Options shall be made to give effect to any increase or decrease in the number of shares of issued Common Stock resulting from a subdivision or consolidation of shares whether through reorganization, recapitalization, stock split, reverse stock split, spin-off, split-off, spin-out, or other distribution of assets to stockholders, stock distributions or combination of shares, assumption and conversion of outstanding Options due to an acquisition by the Company of the stock or assets of any other corporation, payment of stock dividends, other increase or decrease in the number of such shares outstanding effected without receipt of consideration by the Company, or any other occurrence for which the Committee determines an adjustment is appropriate, but not including an initial public offering or other capital infusion from any source. Except as described above, the existence of Options shall not affect in any way the right or power of the Company or its stockholders to make or authorize: (i) any reorganization, recapitalization, or other adjustments in the Company's capital structure, its ownership, or its business, (ii) any merger or consolidation of the Company, (iii) any issue or issuance of bonds, debentures, preferred, or prior preference stock ahead of or affecting any Common Stock of the Company, including the Class C Common stock, or the rights thereof, (iv) the dissolution or liquidation of the Company, (v) any sale or transfer of all or any part of the assets or business of the Company, or (vi) any other corporate act or proceeding whether of a similar or dissimilar character. On the basis of information known to the Company, the Committee shall make all determinations relating to the applicability and interpretation of this Section 11, and all such determinations shall be conclusive and binding.

        12. Nontransferability.

                (a) Except as provided in subsection (b) next below, Options granted under the Plan, and any rights and privileges pertaining thereto, may not be transferred, assigned, pledged or hypothecated in any manner, by operation of law or otherwise, other than by will or by the laws of descent and distribution, and shall not be subject to execution, attachment or similar process. The granting of an Option shall impose no obligation upon the applicable Participant or any other person to exercise such Option.

                (b) Notwithstanding the provisions of subsection (a) above, an Option Agreement may permit the Participant who received the Option, at any time prior to his death, to assign all or any portion of an Option granted to him (together with his rights and obligations under Section
        9) to: (i) his spouse or lineal descendants (whether or not adopted),
        (ii) the trustee of a trust for the primary benefit of the Participant, his spouse or lineal descendants, or (iii) any corporation, partnership, limited liability company or other business entity controlled by the Participant, his spouse or such lineal descendants. In such event, the spouse, lineal descendant, trustee, or business entity will be entitled to all of the rights of the Participant with respect to the assigned portion of such Option, and such portion of the Option will continue to be subject to all of the terms, conditions and restrictions applicable to the Option, as set forth herein and in the related Option Agreement immediately prior to the effective date of the assignment. Any such assignment will be permitted only if: (i) the Participant does not receive any





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        consideration therefor and (ii) the assignment is expressly permitted by the applicable Option Agreement as approved by the Committee. Any such assignment shall be evidenced by an appropriate written document executed by the Participant and the assignee, and a copy thereof shall be delivered to the Committee on or prior to the effective date of the assignment.

        13. Indemnification of the Committee. In addition to such other rights of indemnification as they may have as members of the Board, or as members of the Committee, or as its delegates, the members of the Committee and its delegates shall be indemnified by the Company against (a) the reasonable expenses (as such expenses are incurred), including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding (or in connection with any appeal therein), to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted hereunder; and (b) against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member or delegate is liable for gross negligence or willful misconduct in the performance of his duties. The Company may elect, at its own expense, to handle and defend such action, suit or proceeding.

        14. No Contract of Employment. Neither the adoption of the Plan nor the grant of any Option shall be deemed to obligate the Company or any subsidiary to continue the employment of any Participant for any particular period, nor shall the granting of an Option constitute a request or consent to postpone the retirement date of any Participant.

        15. Termination and Amendment of Plan.

                (a) The Board may at any time terminate, suspend or modify the Plan, without the authorization of stockholders to the extent allowed by law.

                (b) No termination, suspension or modification of the Plan shall adversely affect any right acquired by any Participant, or any other person designated in Section 12, under an Option granted before the effective date of such termination, suspension or modification, unless such Participant or other person shall consent; but it shall be conclusively presumed that any adjustment for changes in capitalization as provided for herein do not adversely affect any such right.

        16. Effective Date of Plan. The Plan shall be effective as of January 1, 1998.

        17. Withholding Taxes. Whenever the Company proposes or is required to issue or transfer shares of Option Stock to a Participant, or any other person designated in Section 12, under the Plan, the Company shall have the right to require the Participant or other person to remit to the Company an amount sufficient to satisfy all federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such shares. If such certificates have been delivered prior to the time a withholding obligation arises, the Company shall have the right to require the Participant or other person to remit to the Company an amount sufficient to satisfy all federal, state or local withholding tax requirements at the time such





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obligation arises and to withhold from any other amounts payable to the
Participant or other person, as compensation or otherwise, as necessary. Whenever payments under the Plan are to be made to a Participant or any other person, in cash, such payments shall be net of any amounts sufficient to satisfy all federal, state and local withholding tax requirements. In connection with an Option in the form of shares of Option Stock, a Participant or any other person may elect to satisfy his tax withholding obligation incurred with respect to the Taxable Date of the Option by (a) directing the Company to withhold a portion of the shares of Option Stock otherwise distributable to the Participant or other person, or (b) by transferring to the Company a certain number of shares, such shares being valued at the Fair Market Value thereof on the Taxable Date. Notwithstanding any provision of the Plan to the contrary, a Participant's or other person's election pursuant to the preceding sentence (a) must be made on or prior to the Taxable Date with respect to such Option and (b) must be irrevocable. In lieu of a separate election on each Taxable Date of an Option, a Participant or any other person may make a blanket election with the Committee that shall govern all future Taxable Dates until revoked by the Participant or any other person. Taxable Date means the date a Participant or any other person recognizes income with respect to an Option under the Code or any applicable state income tax law.

        18. Governing Law. The Plan, and all Option Agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Utah.

        19. Successors. In the event of a sale of substantially all of the assets of the Company, or a merger, consolidation or share exchange involving the Company, all obligations of the Company under the Plan with respect to Options granted hereunder shall be binding on the successor to the transaction. Employment of a Participant with such successor shall be considered employment of the Participant with the Company for purposes of the Plan.

        20. Notices. Notices given pursuant to the Plan shall be in writing and shall be deemed received when personally delivered, or three days after mailed by United States registered or certified mail, return receipt requested, addressee only, postage prepaid.
Notice to the Company shall be directed to:

               Huntsman Packaging Corporation
               500 Huntsman Way
               Salt Lake City, Utah 84108
               Attention:  Mr. Richard P. Durham, President and C.E.O.

        Notices to or with respect to a Participant shall be directed to the Participant, or the executors, personal representatives or distributees of a deceased Participant, or the assignees of a Participant, at the Participant's home address on the records of the Company.

        21. Fractional Shares. If at any time the exercise of the Option would, except for this provision, require the issue or transfer of fractional shares, the number of shares of Option Stock shall be rounded down to the next whole number.


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